FIRST AMENDMENT TO TECHNOLOGY AND SUPPORT AGREEMENT

THIS FIRST AMENDMENT TO TECHNOLOGY AND SUPPORT AGREEMENT (this “Amendment”), effective as of August 1, 2019 (“Amendment Effective Date”), is by and between Elevate Decision Sciences, LLC, a Delaware limited liability company (“EDS”) and FinWise Bank, a Utah state chartered bank (“FB”).

Recitals

A.    EDS and FB entered into that certain Technology and Support Agreement, dated October 15, 2018 (“Original Agreement”).

B.    The Parties mutually wish to amend the Original Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows.

Agreement

1.	Amendment.
(a)Section 2.3 of the Original Agreement shall be deleted in its entirety and replaced with the following:
“EDS shall maintain business continuity plans and disaster recovery plans (“DRP”) as required by applicable Law and consistent with industry standards for the Software, hosting and support obligations hereunder. At the request of FB, EDS shall provide a current copy or summary of the DRP. At least once per annum, EDS shall test its DRP to ensure compliance with this Agreement and provide a reasonably detailed written summary of the results of such testing to FB. EDS shall not amend the DRP in a manner that knowingly materially increases the risks of disruptions and delays of its services without the consent of the FB. Reinstating the services contemplated under this Agreement shall receive as high a priority as reinstating the similar services provided to EDS’ affiliates and other customers.”
(b)The following shall be added to the end of Section 1(r) of Exhibit D to the Original Agreement:
“If required by Applicable Law or if reasonably requested by FB, EDS shall create any disclosures or statements, which shall be subject to FB’s approval, and deliver such disclosures and/or statements to the Borrower.”
(c)Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in Original Agreement. The Agreement means the Original Agreement as amended by this Amendment.
2.Entire Agreement. The Original Agreement, as amended by this Amendment, constitutes the entire understanding and agreement among the parties regarding the specific subject matter hereof. Except as specifically amended by this Amendment, the Original Agreement is ratified and confirmed in all respects.

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3.Signatures. This Amendment may be executed in multiple counterparts, all of which together shall constitute one and the same instrument. Signatures received by facsimile, PDF file or other electronic format shall be deemed to be original signatures.
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IN WITNESS WHEREOF, the undersigned have executed this Amendment with an effective date as of the Amendment Effective Date.

EFSPV:
Elevate Decision Sciences, LLC
By:	/s/ Chris Lutes
Name:	Chris Lutes
Title:	CFO

FB:
FinWise Bank
By:	/s/ David Tilis
Name:	David Tilis
Title:	SVP

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